Exhibit 23(b)

                         Consent of KPMG Peat Marwick LLP

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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

The Board of Directors
Electronic Associates, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Electronic Associates, Inc. of our report dated March 31, 1994, with respect to the balance sheet of Tanon Manufacturing, Inc. as of December 31, 1993 and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1993, which report appears in the Form 8-K of Electronic Associates, Inc. dated January 4, 1995.

                                      /s/ KPMG Peat Marwick LLP
                                      KPMG PEAT MARWICK LLP

San Jose, California
May 18, 1995